EXTENSION AND WAIVER AGREEMENT

THIS EXTENSION AND WAIVER AGREEMENT (the “Agreement”), dated as of March ____, 2010, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).

WHEREAS, on December 2, 2008, the Company closed a Subscription Agreement by which certain subscribers, including the Holders, purchased Secured Notes having an aggregate principal amount of $1 million (the “Notes”);

WHEREAS, each of the Notes currently has a maturity date of November 1, 2010; and

WHEREAS, the Company and each of the Holders wish to extend the Maturity Date of the Notes as outlined herein;

NOW THEREFORE, for the consideration set forth below, and the mutual covenants and other agreements contained in this Agreement, the Company and the Holders hereby agree as follows:

1.

The Maturity Date of each of the Holders’ Notes is hereby extended to April 1, 2011.  This extension shall be null and void if the Company does not enter into a capital raising transaction on or before April 15, 2010.  Furthermore, in the event that no such capital raising transaction is entered into on or before April 15, 2010, each of the Holders agrees to return all of the shares of common stock referred to in Paragraph 3 below, and to forfeit all of its right, title and interest in such shares.

2.

Each of the Holders hereby permanently waives all rights of first refusal under Paragraph 10 of the Subscription Agreement and all other rights of first refusal and participation rights with respect to all registered offers and sales by the Company of its securities from the date hereof through April 30, 2010;

3.

In consideration of the above-referenced Note extension and waiver, the Company, within three business days of the date hereof, shall issue to each of the Holders the number of “unregistered” and “restricted” shares of the Company’s common stock indicated opposite such Holder’s name below, with each stock certificate for such shares to bear the standard restrictive legend:

Holder

No. of Shares

Mill City Ventures, LLC

203,125

Isle Capital, LLC

121,875

4.

The Company undertakes to make a public announcement on Form 8-K describing this Agreement not later than the fourth business day after the execution of this Agreement.

5.

Subject to the modifications and amendments provided herein, both the Subscription Agreement and the Notes (collectively, the “Transaction Documents”) shall remain in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holders, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Holders reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

6.

Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

7.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

WIZZARD SOFTWARE CORPORATION

/s/ Christopher J. Spencer 4/8/10

By: Christopher J. Spencer

Its: President

 “Holders”

MILL CITY VENTURES, LP

_/s/_____________________________

By: ___________________________

Its: Director

ISLE CAPITAL, LLC

__/s/____________________________

By: ___________________________

Its: Director